Exhibit 10.13

SHORT FORM OF PLEDGE AND SECURITY AGREEMENT BETWEEN GRUPO AEROMÉXICO, S.A.B. DE C.V. AND CERTAIN OF ITS AFFILIATES, AS PLEDGORS, AND UMB BANK, N.A., AS PLEDGEE.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

B A C K G RO U N D

On March 17, 2022, Grupo Aeroméxico, S.A.B. de C.V. and certain of its affiliates, as Grantors (as defined in the Pledge Agreement, as defined below) (each one a “Pledgor”), and UMB BANK, N.A., as Collateral Agent (as defined in the Pledge Agreement, as defined below) for the benefit of the Secured Parties (as defined in the Pledge Agreement, as defined below) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Pledgee”), entered into a Pledge and Security Agreement (the “Pledge Agreement”).

WHEREAS, each Pledgor and the Pledgee, in their best interest, have decided to execute this agreement (the “Agreement”) in order to register the pledge granted under the Pledge Agreement over the Intellectual Property (as defined in the Pledge Agreement), including the Trademarks (as defined below) and the Patents (as defined below), before the Mexican Institute of Industrial Property (“IMPI”).

THEREFORE, each Pledgor hereby agrees with Pledgee to the following:

RECITALS AND CLAUSES

RECITALS

I. Each Pledgor through its authorized-signatories, declares individually:

a)	That itis a sociedad anónima de capital variable, (except for GAM, that is also a sociedad anónima bursátil) duly organized and validly existing under the laws of the United Mexican States (“Mexico”);

b)	That is the owner of the trademarks and slogans identified in the list attached hereto as Exhibit “A”, which were duly granted and are in force, or are pending applications before the IMPI.

c)	That has full legal capacity and sufficient authority, as well as the necessary authorizations (corporate, organizational or otherwise), to validly enter into, deliver and perform this agreement.

d)

That the individual executing this agreement in its name and on behalf of each Pledgor has sufficient power and authority, as well as the necessary corporate authorizations to validly execute and deliver this agreement on its behalf.

II.- The Pledgee through its authorized-signatory, declares:

a)	That it is a National Association duly organized and validly existing under the laws of the United States of America; and

b)	That the individual executing this agreement in its name and on behalf of the Pledgee has sufficient power and authority to validly execute and deliver this agreement on its behalf.

III.- Both parties hereby declare:

a)	That they mutually acknowledge the capacity of their authorized-signatories.

b)	That both parties are willing to be bound by the following:

C L A U S E S

FIRST. PLEDGE. By virtue of the Pledge Agreement, each Pledgor grants to the Pledgee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Pledgor’s right, title and interest in, to and under all personal property of such Pledgor and all other property or interests in its Intellectual Property, including, but not limited to:

a) the Trademarks (as defined below), in each case whether now owned by such Pledgor or existing or hereafter existing, acquired, developed, created or arising by or in favor of any Pledgor and wherever the same may be located (the “Trademark Collateral”), including, but not limited to, all distinctive signs registrations and applications, filed and/or obtained in Mexico, including, without limitation, the registrations and applications listed in Exhibit A attached hereto (as such schedule may be amended or supplemented from time to time, the “Trademarks”) and all extensions or renewals of any of the foregoing, together with (i) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (ii) all accrued and unaccrued causes of action (whether in contract, tort or otherwise) and the right to claim, sue or collect damages for or enjoin or obtain other legal or equitable relief for or otherwise recover for any past, present and future infringement, misuse, dilution, unfair competition or other violation of any of the foregoing (including expired items) or for any injury to the related goodwill, and (iii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and

b) the Patents, in each case whether now owned by such Pledgor or existing or hereafter existing, acquired, developed, created or arising by or in favor of any Pledgor and wherever the same may be located (the “Patent Collateral”, and together with the Trademark Collateral, the “Collateral”), including, but not limited to, all patents, utility models and industrial designs applied for, obtained and/or registered, as applicable, in Mexico, including, without limitation, each patent, utility model and industrial design, and each patent, utility model and industrial design application listed in Exhibit B attached hereto (as such schedule may be amended or supplemented from time to time, the “Patents”) and all provisionals, reissues, divisionals, substitutions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, together with (i) all accrued and unaccrued causes of action (whether in contract, tort or otherwise) or the right to claim, sue or collect damages for or enjoin or obtain other legal or equitable relief for or otherwise recover for any past, present and future infringement or other violation thereof, and (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto.

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge Agreement, and each Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. The terms of this agreement are supplemental to and not in replacement of the terms of the Pledge Agreement, and the rights and remedies of the Collateral Agent with respect to the security interests granted herein are without prejudice to, but in addition to, those set forth in the Pledge Agreement. In the event that any provision of this Agreement is deemed to conflict with the Pledge Agreement, the provisions of the Pledge Agreement shall control.

Furthermore, so long as the Pledge Agreement is in effect, each Pledgor covenant and agree to comply with its obligations set forth in the Pledge Agreement in connection with the Collateral.

SECOND. TERMINATION. This Agreement shall remain in full force and effect until all of the Secured Obligations have been indefeasibly paid and performed in full and have been cancelled or terminated.

THIRD. CAPITALIZED TERMS. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Pledge Agreement.

FOURTH. REGISTER. Both parties grant a special and irrevocable power of attorney to Cristina Toledo Guerrero, Alfonso Enrico Aranalde Aguilar Álvarez, Enrique Roman Chávez, Luis Brugada Yáñez, Claudia Angélica Cervantes Muñóz and Daniel Martínez Martínez, to be exercised jointly or separately on its behalf, for the recordal of this Agreement before the IMPI in the corresponding file to each Trademark, Patent and/or industrial or intellectual property right as applicable, in accordance with the content of article 2596 of Federal Civil Code, and its correlative articles of the Civil Codes of all the States of the Mexican Republic. Likewise, by means of this power of attorney the aforementioned persons are duly authorized to revoke and request the cancellation of the registrations filed with the above mentioned authority.

For the aforementioned purpose, the parties agree to perform all acts and submit and execute all documents required to record the security interest created under the Pledge Agreement before the IMPI, as well as to cancel such recordation when the Pledge Agreement is terminated.

FIFTH. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties in different counterparts, each of which, when executed and delivered as such, shall be deemed to be an original counterpart, in the understanding that all such counterparts shall constitute one and the same instrument.

SIXTH. GOVERNING LAW. Except to the extent governed by the Bankruptcy Code of the United States of America, this agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, United States of America.

To the extent necessary for purposes of registration with the IMPI, this Agreement shall be governed by the Federal laws of Mexico.

SEVENTH. JURISDICTION. For the interpretation, performance and enforcement of this agreement, each of the parties hereto, hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court of the United States of America, and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof, and waives any other jurisdiction that could apply by virtue of its present or future domicile or any other reason. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

IN WITNESS WHEREOF, the parties has caused this Short Form of Pledge and Security Agreement to be executed as of this March 17, 2022.

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PLEDGOR

GRUPO AEROMEXICO, S.A.B. DE C.V.

By:	/s/ Ricardo Javier Sanchez Baker
Name: Ricardo Javier Sanchez
Baker
Title: Legal Representative

By:	/s/ Daniel Martinez Martinez
Name: Daniel Martinez Martinez
Title: Legal Representative

WITNESS

By:	/s/ Barbara Macias Avila
Name: Barbara Macias Avila
Address: [***]

WITNESS

By:	/s/ Armando Armenia Hernandez
Name: Armando Armenia
Hernandez
Address: [***]

Signature Page to Short-Form of Pledge and Security Agreement.

PLEDGEE

UM BANK, National Association

By:	/s/ Aldo Gonzales Melo
Name: Aldo Gonzales Melo
Title: Legal Representative

WITNESS

By:	/s/ Fernando del Valle Perez Salazar
Name: Fernando del Valle Perez
Salazar
Address: [***]

TESTIGO / WITNESS

By:	/s/ Bianca Estela Arias Baumel
Name: Bianca Estela Arias Baumel
Address: [***]

Signature Page to Short-Form of Pledge and Security Agreement.